DELAWARE GROUP FOUNDATION FUNDS

Registration No. 811-08457
FORM N-SAR
Semiannual Period Ended September 30, 2015

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Three (3) transactions for the semiannual period ended September 30, 2015 effected pursuant to Rule 10f-3, attached as Exhibit.

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Foundation Funds (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Foundation Funds (April 1, 2015), attached as Exhibit.
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